Nordson Corporation Reports Third Quarter Fiscal 2023 Results and Narrows Annual Guidance

Third Quarter:
•Sales were $649 million, a 2% decrease from the prior year
•Operating profit was $171 million
•EBITDA was $208 million, 32% of sales
•Earnings per share were $2.22
•Adjusted earnings per share were $2.35

Guidance:
•Narrowing previously issued full-year fiscal 2023 revenue guidance to 0% to 2% growth over record fiscal 2022 and adjusted earnings per diluted share to the range of $8.90 to $9.05 per share
WESTLAKE, Ohio--(BUSINESS WIRE)--August 21, 2023--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal third quarter ended July 31, 2023. Sales were $649 million, a 2% decrease compared to the prior year’s third quarter sales of $662 million. The decrease in third quarter 2023 sales includes an organic decrease of 5%, partially offset by a favorable acquisition impact. The organic sales decrease was driven by ongoing pressure in electronics, primarily semiconductor dispense applications, and biopharma end markets, offset by strong growth in medical interventional solutions and polymer processing product lines.
Operating profit in the third quarter was $171 million. Adjusted operating profit, excluding $8 million in non-recurring acquisition costs plus severance costs, totaled $181 million, or 28% of sales, compared to prior year adjusted operating profit of $188 million. The 4% decrease in adjusted operating profit was driven by lower sales volume. EBITDA for the third quarter of fiscal 2023 totaled $208 million, or 32% of sales.
Net income was $128 million, or $2.22 of earnings per diluted share. Adjusted net income was $136 million, a $9 million decrease from the prior year earnings of $144 million. Third quarter 2023 adjusted earnings per diluted share were $2.35, a 6% decrease from the prior year adjusted earnings per diluted share of $2.49. The decrease was driven by increased interest expense and lower operating profit.
“During the fiscal third quarter, our team delivered strong profitability with 32% EBITDA and solid cash flow against persisting demand weakness in electronics and biopharma end markets. The team remains focused on the execution of our Ascend strategy to achieve top tier growth with leading margins and returns, as evidenced by the recently announced acquisition of ARAG and the steadfast deployment of the NBS Next growth framework. We are looking forward to the recovery of our cyclical end markets and the related incremental earnings power associated with the growth,” said Sundaram Nagarajan, president and chief executive officer.
Third Quarter Segment Results
Industrial Precision Solutions sales of $338 million decreased 1% from the prior year. The decrease was driven primarily by product assembly and nonwovens product lines in Asia Pacific, partially offset by continued strength in the polymer processing product lines. Operating profit in the quarter was $115 million, or 34% of sales, a 4% decrease from the prior year third quarter. The decrease in operating profit was driven by lower sales volume and changes in sales mix.
Medical and Fluid Solutions sales of $171 million decreased 4% compared to the prior year third quarter. The decrease was driven by continued softness in the medical fluid components and fluid solutions product lines, partially offset by strong double-digit demand for medical interventional solutions product lines. Operating profit was $54 million, or 32% of sales, a decrease of 11% compared to the prior year third quarter adjusted operating profit. The decreased segment profitability continued to be impacted by lower sales volume and sales mix changes within medical product lines.
Advanced Technology Solutions sales of $140 million decreased 3% compared to the prior year third quarter, as the favorable acquisition impact of 11% was more than offset by a decrease in organic sales of 13%. The organic sales decrease was driven by electronics dispense products serving semiconductor end markets, predominantly in Asia Pacific, slightly offset by continued growth in test and inspection product lines. Operating profit was $27 million. Adjusted operating profit, which excludes severance costs, totaled $29 million, or 21% of sales, an increase of 3% compared to the prior year third quarter operating profit. The improvement in operating profit was driven by favorable sales mix and realization of cost savings actions.

Outlook
Backlog entering the fourth quarter of fiscal 2023 remains strong at $890 million and continues to be heavily weighted toward systems and medical interventional solutions. Order entry has been steady throughout the quarter. Based on current visibility, we expect fourth quarter sales to be the strongest of the year, increasing low-mid single digits over the prior year fourth quarter. This increase includes approximately $20-$30 million of sales from the acquisition of the ARAG Group, which is forecasted to close in late August. On balance, the Company is narrowing its previously issued full-year revenue growth guidance to 0% to 2% over record fiscal 2022 and adjusted earnings guidance to the range of $8.90 to $9.05.
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Tuesday, August 22, 2023, at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.

Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflict between Russia and Ukraine, acts of terror, natural disasters and pandemics, including the recent coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, www.twitter.com/Nordson_Corp or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended		Nine Months Ended
	July 31, 2023	July 31, 2022	July 31, 2023	July 31, 2022
Sales	$648,677	$662,128	$1,909,319	$1,906,697
Cost of sales	288,357	296,544	868,007	843,344
Gross profit	360,320	365,584	1,041,312	1,063,353
Gross margin %	55.5%	55.2%	54.5%	55.8%

Selling & administrative expenses	189,324	180,666	553,590	538,602
Operating profit	170,996	184,918	487,722	524,751

Interest expense - net	(11,486)	(5,165)	(30,904)	(15,292)
Other income (expense) - net (1)	2,542	752	(2,059)	(37,720)
Income before income taxes	162,052	180,505	454,759	471,739

Income taxes	34,161	38,694	95,044	99,885

Net income	$127,891	$141,811	$359,715	$371,854

Weighted-average common shares outstanding:
Basic	56,989	57,409	57,114	57,782
Diluted	57,530	57,969	57,657	58,392

Earnings per share:
Basic earnings	$2.24	$2.47	$6.30	$6.44
Diluted earnings	$2.22	$2.45	$6.24	$6.37
(1) Nine months ended July 31, 2022, includes pension settlement charge of $41,221.

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	July 31, 2023	October 31, 2022
Cash and cash equivalents	$143,138	$163,457
Receivables - net	533,793	537,313
Inventories - net	439,741	383,398
Other current assets	60,249	48,803
Total current assets	1,176,921	1,132,971

Property, plant and equipment - net	350,735	353,442
Goodwill	2,110,780	1,804,693
Other assets	558,596	529,269
	$4,197,032	$3,820,375

Current maturities of long-term debt and notes payable	$110,643	$392,537
Accounts payable and accrued liabilities	417,966	441,666
Total current liabilities	528,609	834,203

Long-term debt	727,455	345,320
Other liabilities	361,162	346,477
Total shareholders' equity	2,579,806	2,294,375
	$4,197,032	$3,820,375

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	July 31, 2023	July 31, 2022
Cash flows from operating activities:
Net income	$359,715	$371,854
Depreciation and amortization	80,637	75,242
Other non-cash items (1)	18,523	54,928
Changes in working capital	19,197	(162,333)
Net cash provided by operating activities	478,072	339,691

Cash flows from investing activities:
Additions to property, plant and equipment	(24,244)	(39,373)
Acquisition of businesses, net of cash acquired	(377,843)	(171,613)
Other - net	91	415
Net cash used in investing activities	(401,996)	(210,571)

Cash flows from financing activities:
Net issuance of long-term debt	73,956	22,905
Repayment of finance lease obligations	(4,769)	(3,726)
Dividends paid	(111,547)	(88,675)
Issuance of common shares	18,449	8,845
Purchase of treasury shares	(78,163)	(233,767)
Net cash used in financing activities	(102,074)	(294,418)

Effect of exchange rate change on cash:	5,679	(5,937)
Net change in cash and cash equivalents	(20,319)	(171,235)

Cash and cash equivalents:
Beginning of period	163,457	299,972
End of period	$143,138	$128,737

(1) Nine months ended July 31, 2022, includes pension settlement charge of $41,221.

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	July 31, 2023	July 31, 2022	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$338,257	$341,215	(1.5)%	—%	0.6%	(0.9)%
Medical and Fluid Solutions	170,871	177,840	(3.9)%	—%	—%	(3.9)%
Advanced Technology Solutions	139,549	143,073	(12.8)%	10.7%	(0.4)%	(2.5)%
Total sales	$648,677	$662,128	(4.5)%	2.4%	0.1%	(2.0)%

SALES BY GEOGRAPHIC REGION
Americas	$290,515	$279,205	2.2%	1.2%	0.7%	4.1%
Europe	167,536	151,659	5.7%	1.4%	3.4%	10.5%
Asia Pacific	190,626	231,264	(20.0)%	4.3%	(1.9)%	(17.6)%
Total sales	$648,677	$662,128	(4.5)%	2.4%	0.1%	(2.0)%

	Nine Months Ended		Sales Variance
	July 31, 2023	July 31, 2022	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$985,610	$981,582	2.6%	—%	(2.2)%	0.4%
Medical and Fluid Solutions	491,683	508,836	(2.4)%	—%	(1.0)%	(3.4)%
Advanced Technology Solutions	432,026	416,279	(6.6)%	12.2%	(1.8)%	3.8%
Total sales	$1,909,319	$1,906,697	(0.7)%	2.6%	(1.8)%	0.1%

SALES BY GEOGRAPHIC REGION
Americas	$834,125	$792,859	3.2%	1.9%	0.1%	5.2%
Europe	498,379	479,900	4.3%	1.6%	(2.0)%	3.9%
Asia Pacific	576,815	633,938	(9.7)%	4.4%	(3.7)%	(9.0)%
Total sales	$1,909,319	$1,906,697	(0.7)%	2.6%	(1.8)%	0.1%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING PROFIT AND EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended				Nine Months Ended
	July 31, 2023		July 31, 2022		July 31, 2023		July 31, 2022
SALES BY SEGMENT
Industrial Precision Solutions	$338,257		$341,215		$985,610		$981,582
Medical and Fluid Solutions	170,871		177,840		491,683		508,836
Advanced Technology Solutions	139,549		143,073		432,026		416,279
Total sales	$648,677		$662,128		$1,909,319		$1,906,697

OPERATING PROFIT
Industrial Precision Solutions	$115,346		$119,706		$329,439		$324,089
Medical and Fluid Solutions	54,019		58,103		141,326		165,510
Advanced Technology Solutions	27,083		28,155		70,136		95,533
Corporate	(25,452)		(21,046)		(53,179)		(60,381)
Total operating profit	$170,996		$184,918		$487,722		$524,751

OPERATING PROFIT ADJUSTMENTS (1)
Industrial Precision Solutions	$—		$—		$—		$1,563
Medical and Fluid Solutions	—		2,498		1,479		2,498
Advanced Technology Solutions	2,049		—		14,304		—
Corporate	7,732		897		7,731		897
Total adjustments	$9,781		$3,395		$23,514		$4,958

ADJUSTED OPERATING PROFIT (NON-GAAP) (2)		% of Sales		% of Sales		% of Sales		% of Sales
Industrial Precision Solutions	$115,346	34%	$119,706	35%	$329,439	33%	$325,652	33%
Medical and Fluid Solutions	54,019	32%	60,601	34%	142,805	29%	168,008	33%
Advanced Technology Solutions	29,132	21%	28,155	20%	84,440	20%	95,533	23%
Corporate	(17,720)		(20,149)		(45,448)		(59,484)
Total operating profit - adjusted	$180,777	28%	$188,313	28%	$511,236	27%	$529,709	28%

DEPRECIATION & AMORTIZATION
Industrial Precision Solutions	$7,036		$6,347		$21,166		$20,705
Medical and Fluid Solutions	14,133		15,021		41,441		42,146
Advanced Technology Solutions	3,834		2,195		11,656		6,705
Corporate	2,099		1,324		6,374		5,686
Total depreciation & amortization	$27,102		$24,887		$80,637		$75,242

EBITDA (NON-GAAP) (2)
Industrial Precision Solutions	$122,382	36%	$126,053	37%	$350,605	36%	$346,357	35%
Medical and Fluid Solutions	68,152	40%	75,622	43%	184,246	37%	210,154	41%
Advanced Technology Solutions	32,966	24%	30,350	21%	96,096	22%	102,238	25%
Corporate	(15,621)		(18,825)		(39,074)		(53,798)
Total EBITDA	$207,879	32%	$213,200	32%	$591,873	31%	$604,951	32%

(1) Represents severance, as well as fees and non-cash inventory charges associated with acquisitions.
(2) Adjusted operating profit and EBITDA are non-GAAP measures used by management to evaluate the Company's ongoing operations. Adjusted operating profit is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges associated with acquisitions. EBITDA is defined as adjusted operating profit plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - PROFITABILITY (Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 31, 2023	July 31, 2022	July 31, 2023	July 31, 2022
GAAP AS REPORTED
Operating profit	$170,996	$184,918	$487,722	$524,751
Other / interest expense - net	(8,944)	(4,413)	(32,963)	(53,012)
Net income	127,891	141,811	359,715	371,854
Diluted earnings per share	$2.22	$2.45	$6.24	$6.37

Shares outstanding - diluted	57,530	57,969	57,657	58,392

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$—	$—	$4,306	$1,563
Acquisition Costs	7,732	—	13,721	—
Severance and other	2,049	3,395	5,487	3,395

NON-OPERATING EXPENSE ADJUSTMENTS
Pension settlement loss	$—	$—	$—	$41,221

Total adjustments	$9,781	$3,395	$23,514	$46,179

Adjustments net of tax	$7,719	$2,667	$18,600	$36,401
EPS effect of adjustments and other discrete tax items	$0.13	$0.04	$0.32	$0.62

NON-GAAP MEASURES-ADJUSTED PROFITABILITY
Operating profit (1)	$180,777	$188,313	$511,236	$529,709
Operating profit % of sales	27.9%	28.4%	26.8%	27.8%
Net income (2)	$135,610	$144,478	$378,315	$408,255
Diluted earnings per share (3)	$2.35	$2.49	$6.56	$6.99
(1) Adjusted operating profit is defined as operating profit plus certain adjustments, such as severance, fees and non-cash inventory charges related to acquisitions. Adjusted operating profit as a percentage of sales is defined as adjusted operating profit divided by sales.
(2) Adjusted net income is defined as net income plus tax effected adjustments and other discrete tax items.
(3) Adjusted earnings per share is defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.
Contact
Lara Mahoney
Vice President,

Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com